EXHIBIT 10.6

August 11, 1998

                                  Scott A. Beil
                                    Chairman
                               Hitcom Corporation
                      700 North Second Street, Third Floor
                          St. Louis, MO  63102-2519

Mr. Rajan Arora
President
Hitcom Corporation
85 Scarsdale Road, Suite 202
Toronto, Ontario, M3B 2R2

Dear Raj,

I am enclosing with this letter the executed Stock Purchase Agreement between myself and Hitcom for 20% of One Plus Marketing Inc.

I currently own 5,837,012 shares in Hitcom, the certificate is deposited with Hitcom's lender, and 500,000 shares are pledged as collateral in connection with Hitcom's corporate loans.

I have previously agreed in connection with the Channel Telecom Stock Purchase Agreement of February 18, 1998 not to sell or otherwise dispose of said shares for one year from the Closing Date of that transaction except pursuant to a registered stock offering.

I now agree to abstain from voting 1,800,000 shares of my 5,837,012 shares of Hitcom from the date of this letter for 2 years at all special and annual shareholder meetings of Hitcom.

Yours truly,

/s/ Scott A. Beil
Scott A. Beil